Exhibit 99.3

Series E Preferred Stock

FLORIDA BANK GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints             , and             , and each of them with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of Series E Preferred Stock of Florida Bank Group, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company to be held at             p.m., local time, on             , 2014 at             , and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the conversion of the shares of Series E Preferred Stock to Company Class B common stock in accordance with the terms of such Series E Preferred Stock.

For	Against	Abstain

2. The proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger dated October 2, 2014. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE             , 2014 IN THE ENVELOPE FURNISHED

(Signature of Shareholder)

(Print Name of Shareholder)

Shares of Series E Preferred Stock owned:

Date: , 2014

☐	Please check box if you plan to attend

the Annual Meeting

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.